UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 17, 2012
 Date of Report (Date of earliest event reported)

(Exact name of registrant as specified in its charter)

Delaware	000-21783	77-0142404
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

810 West Maude Avenue
Sunnyvale, CA    94085
(Address of principal executive offices including zip code)

(408) 727-1885
(Registrant's telephone number, including area code)

       Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 17, 2012, Vikram Verma was appointed as a member of the Company's board of directors, audit committee and compensation committee. In connection with his appointment as a director, Mr. Verma has been granted on January 19, 2012, an option to purchase 75,000 shares of the Company's common stock under the 2006 Stock Plan. The option will vest over a four-year period, subject to Mr. Verma's continuing service to the Company.

A copy of the press release announcing the appointment of Mr. Verma as a director is attached as Exhibit 99.1 to this report and is incorporated by reference into this Item 5.02.

Item 9.01.    Financial Statements and Exhibits

(d) Exhibits.

99.1    Press Release dated January 20, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 20, 2012

8X8, INC.

By: /s/ Daniel Weirich

Daniel Weirich
Chief Financial Officer and Secretary

INDEX TO EXHIBITS

Exhibit	Description
99.1 *	Press release dated January 20, 2012

*    Also provided in PDF format as a courtesy.